PRESS RELEASE

CooperCompanies Announces Second Quarter 2023 Results

San Ramon, Calif., June 1, 2023 — CooperCompanies (NYSE: COO) today announced financial results for its fiscal second quarter ended April 30, 2023.
•Revenue increased 6% year-over-year to $877.4 million. CooperVision (CVI) revenue up 6% to $589.3 million, and CooperSurgical (CSI) revenue up 4% to $288.1 million.
•GAAP diluted earnings per share (EPS) of $0.80, down $1.75 or 69% from last year's second quarter.
•Non-GAAP diluted EPS of $3.08, down $0.16 or 5% from last year's second quarter. See "Reconciliation of Selected GAAP Results to Non-GAAP Results" below.
Commenting on the results, Al White, Cooper's President and CEO said, "This was another strong quarter with CooperVision posting its ninth consecutive quarter of double-digit organic revenue growth and CooperSurgical's fertility business posting its tenth consecutive quarter of double-digit organic revenue growth. This consistency is a testament to the strength of our businesses and the hard work of our employees around the world."

Second Quarter Operating Results
•Revenue of $877.4 million, up 6% from last year’s second quarter, up 9% in constant currency, up 8% organically.
•Gross margin of 66% compared with 64% in last year’s second quarter. On a non-GAAP basis, gross margin was similar to last year at 67%.
•Operating margin of 11% compared with 16% in last year’s second quarter. On a non-GAAP basis, operating margin was similar to last year at 24%.
•Interest expense of $26.1 million up from $10.8 million in last year's second quarter driven by higher interest rates.

•Net debt outstanding at quarter end was $2.5 billion (total debt excluding unamortized debt issuance costs less cash and cash equivalents) down $48.5 million from last quarter.
•Cash provided by operations of $124.2 million offset by capital expenditures of $73.6 million resulted in free cash flow of $50.6 million.

Second Quarter CooperVision (CVI) Revenue
•Revenue of $589.3 million, up 6% from last year’s second quarter, up 10% in constant currency, up 10% organically.
•Revenue by category:

			Constant Currency	Organic
	(In millions)	% chg	% chg	% chg
	2Q23	y/y	y/y	y/y
Toric	$206.3	11%	15%	15%
Multifocal	74.1	12%	15%	15%
Single-use sphere	165.4	3%	8%	8%
Non single-use sphere, other	143.5	2%	5%	2%
Total	$589.3	6%	10%	10%

•Revenue by geography:

			Constant Currency	Organic
	(In millions)	% chg	% chg	% chg
	2Q23	y/y	y/y	y/y
Americas	$243.3	9%	9%	6%
EMEA	210.0	2%	6%	7%
Asia Pacific	136.0	9%	19%	19%
Total	$589.3	6%	10%	10%

Second Quarter CooperSurgical (CSI) Revenue
•Revenue of $288.1 million, up 4% from last year's second quarter, up 6% in constant currency, up 5% organically.
•Revenue by category:

			Constant Currency	Organic
	(In millions)	% chg	% chg	% chg
	2Q23	y/y	y/y	y/y
Office and surgical	$163.0	1%	1%	1%
Fertility	125.1	9%	12%	11%
Total	$288.1	4%	6%	5%

Fiscal Year 2023 Financial Guidance
The Company updated its fiscal year 2023 financial guidance. Details are summarized as follows:
•Fiscal 2023 total revenue of $3,512 - $3,569 million (organic growth of 7% to 9%)
•CVI revenue of $2,365 - $2,400 million (organic growth of 8% to 10%)
•CSI revenue of $1,147 - $1,169 million (organic growth of 5% to 7%)
•Fiscal 2023 non-GAAP diluted earnings per share of $12.66 - $12.96
Fiscal year 2023 guidance does not include the Cook Medical Reproductive Health acquisition announced on February 7, 2022.
Non-GAAP diluted earnings per share guidance excludes amortization and impairment of intangible assets, and other exceptional or unusual income or gains and charges or expenses including acquisition and integration costs which we may incur as part of our continuing operations.
With respect to the Company’s guidance expectations, the Company has not reconciled non-GAAP diluted earnings per share guidance to GAAP diluted earnings per share due to the inherent difficulty in forecasting acquisition-related, integration and restructuring charges and expenses, which are reconciling items between the non-GAAP and GAAP measure. Due to the unknown effect, timing and potential significance of such charges and expenses that impact GAAP diluted earnings per share, the Company is not able to provide such guidance.

Reconciliation of Selected GAAP Results to Non-GAAP Results
To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. The non-GAAP measures exclude costs which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Our non-GAAP financial results and guidance are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning and forecasting for future periods. We believe it is useful for investors to understand the effects of these items on our consolidated operating results. Our non-GAAP financial results may include the following adjustments, and as appropriate, the related income tax effects and changes in income attributable to noncontrolling interests:

•We exclude the effect of amortization and impairment of intangible assets from our non-GAAP financial results. Amortization of intangible assets will recur in future periods; however, the amounts are affected by the timing and size of our acquisitions. Impairment of intangible assets is a non-recurring cost.
•We exclude the effect of acquisition and integration expenses and restructuring expenses from our non-GAAP financial results. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Such expenses generally diminish over time with respect to past acquisitions; however, we generally will incur similar expenses in connection with any future acquisitions. Acquisition and integration expenses include direct effects of acquisition accounting, such as inventory fair value step-up and items such as personnel costs for transitional employees, other acquired employee related costs, integration related professional services and other costs. In addition, our acquisition expenses for the second quarter of 2023 included an accrual for probable payment of a termination fee in connection with an asset purchase agreement. Restructuring expenses include items such as employee severance, product rationalization, facility and other exit costs.
•We exclude other exceptional or unusual charges or expenses and gains or income. These can be variable and difficult to predict, such as COVID related charges, certain litigation expenses, the gain or loss on deconsolidation of our subsidiaries, changes in fair value of contingent considerations and product transition costs, and are not what we consider as typical of our continuing operations.
•We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing operations.
•We exclude the effects of non-cash deferred tax assets related to intra-group transfer of non-inventory assets.
We also report revenue growth using the non-GAAP financial measure of constant currency so that revenue results may be evaluated excluding the effect of foreign currency rate fluctuations. To present this information, current period revenue for entities reporting in currencies other than the United States dollar are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year. We also report revenue growth using the non-GAAP financial measure of organic so that revenue results may be evaluated over a comparable period by excluding the effect of foreign currency fluctuations, and excluding the impact of any acquisitions, divestitures, discontinuations that occurred in the comparable period.

We define the non-GAAP measure of free cash flow as cash provided by operating activities less capital expenditures. We believe free cash flow is useful for investors as an additional measure of liquidity because it represents cash that is available to grow the business, make strategic acquisitions, repay debt, buyback common stock or to fund dividend payments. Management uses free cash flow internally to understand, manage, make operating decisions and evaluate our business. In addition, we use free cash flow to help plan and forecast future periods.
We define the non-GAAP measure of net debt as total debt less cash and cash equivalents. We believe net debt is useful for investors to be helpful in evaluating our financial leverage. Management uses net debt as a measure of our financial leverage. Net debt should not be considered as an alternative to debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated condensed balance sheets.
Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Three Months Ended April 30,
	2023			2023	2022			2022
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$294.5	$(5.9)	A	$288.6	$297.3	$(20.7)	A	$276.6
Operating expense excluding amortization	$440.1	$(58.8)	B	$381.3	$348.7	$1.3	B	$350.0
Amortization of intangibles	$46.5	$(46.5)	C	$—	$51.1	$(51.1)	C	$—
Other expense (income), net	$4.6	$(1.4)	D	$3.2	$(41.8)	$47.5	D	$5.7
Provision for income taxes	$25.8	$(1.1)	E	$24.7	$37.1	$(11.5)	E	$25.6
Diluted earnings per share	$0.80	$2.28		$3.08	$2.55	$0.69		$3.24
Weighted average diluted shares used	49.8			49.8	49.7			49.7

A	Fiscal 2023 GAAP cost of sales included $5.9 million of costs primarily related to exit costs of the contact lens care business and integration activities, resulting in fiscal 2023 GAAP gross margin of 66% as compared to fiscal 2023 non-GAAP gross margin of 67%. Fiscal 2022 GAAP cost of sales included $20.7 million of costs primarily related to exit costs of the contact lens care business, resulting in fiscal 2022 GAAP gross margin of 64% as compared to fiscal 2022 non-GAAP gross margin of 67%.
B	Fiscal 2023 GAAP operating expense included $58.8 million of costs, consisting primarily of an accrual of $45.0 million associated with the probable payment in August 2023 of a termination fee under an asset purchase agreement related to Cook Medical’s reproductive health business. Fiscal 2022 GAAP operating expense included a $1.3 million gain consisting of $15.7 million of net decrease in fair value of contingent consideration, offset primarily by acquisition and integration costs.
C	Amortization expense was $46.5 million and $51.1 million for the fiscal 2023 and 2022 periods, respectively. Items A, B, and C resulted in fiscal 2023 GAAP operating margin of 11% as compared to fiscal 2023 non-GAAP operating margin of 24%, and fiscal 2022 GAAP operating margin of 16% as compared to fiscal 2022 non-GAAP operating margin of 24%.
D	Fiscal 2023 other expense (income) were primarily related to loss on minority investments. Fiscal 2022 other expense (income) primarily consists of a gain on deconsolidation of SightGlass Vision (SGV).
E	Adjustments to provision for income taxes were primarily from the above items and intra-entity asset transfers.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Six Months Ended April 30,
	2023			2023	2022			2022
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$594.5	$(11.6)	A	$582.9	$566.0	$(28.9)	A	$537.1
Operating expense excluding amortization	$802.6	$(51.3)	B	$751.3	$693.9	$(11.1)	B	$682.8
Amortization of intangibles	$93.0	$(93.0)	C	$—	$93.4	$(93.4)	C	$—
Other expense (income), net	$5.9	$(3.2)	D	$2.7	$(39.4)	$46.2	D	$6.8
Provision for income taxes	$63.3	$(14.4)	E	$48.9	$63.8	$(13.5)	E	$50.3
Diluted earnings per share	$2.50	$3.49		$5.99	$4.45	$2.03		$6.48
Weighted average diluted shares used	49.7			49.7	49.8			49.8

A	Fiscal 2023 GAAP cost of sales included $11.6 million of costs primarily related to exit costs of the contact lens care business and integration activities, resulting in fiscal 2023 GAAP gross margin of 66% as compared to fiscal 2023 non-GAAP gross margin of 66%. Fiscal 2022 GAAP cost of sales included $28.9 million of costs primarily related to exit costs of contact lens care business, resulting in fiscal 2022 GAAP gross margin of 65% as compared to fiscal 2022 non-GAAP gross margin of 67%.
B	Fiscal 2023 GAAP operating expense included $51.3 million costs, consisting primarily of an accrual of $45.0 million associated with the probable payment in August 2023 of a termination fee under an asset purchase agreement related to Cook Medical’s reproductive health business. Fiscal 2022 GAAP operating expense included $11.1 million of costs primarily related to acquisition and integration activities, partially offset by net decrease in fair value of contingent consideration.
C	Amortization expense was $93.0 million and $93.4 million for the fiscal 2023 and 2022, respectively. Items A, B, and C resulted in fiscal 2023 GAAP operating margin of 14% as compared to fiscal 2023 non-GAAP operating margin of 23%, and fiscal 2022 GAAP operating margin of 16% as compared to fiscal 2022 non-GAAP operating margin of 25%.
D	Fiscal 2023 other expense (income) primarily consists of loss on minority investments. Fiscal 2022 other expense (income) primarily consists of a gain on deconsolidation of SGV.
E	Adjustments to provision for income taxes were primarily from the above items and intra-entity asset transfers.
Conference Call and Webcast
The Company will host a conference call today at 5:00 PM ET to discuss the results and current corporate developments. The dial-in number for the call is 800-715-9871 and the conference ID is 7116518. A simultaneous audio webcast can be accessed on CooperCompanies' investor relations website at investor.coopercos.com and a replay will be available shortly after the call on the same website.

About CooperCompanies
CooperCompanies ("Cooper") is a global medical device company publicly traded on the NYSE (NYSE: COO). Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to developing a wide range of high-quality products for contact lens wearers and providing focused practitioner support. CooperSurgical is committed to advancing the health of women, babies and families with its diversified portfolio of products and services focusing on medical devices and fertility & genomics. Headquartered in San Ramon, Calif., Cooper has a workforce of more than 15,000 with products sold in over 130 countries. For more information, please visit www.coopercos.com.

Forward-Looking Statements
This earnings release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements of which are other than statements of historical fact, including our fiscal year 2023 financial guidance, are forward looking. In addition, all statements regarding anticipated growth in our revenues, anticipated market conditions, planned product launches, restructuring or business transition expectations, regulatory plans, and expected results of operations are forward-looking. To identify these statements look for words like "believes," "outlook," "probable," "expects," "may," "will," "should," "could," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.
Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in the global or regional general business, political and economic conditions including the impact of continuing uncertainty and instability of certain countries, man-made or natural disasters and pandemic conditions, that could adversely affect our global markets, and the potential adverse economic impact and related uncertainty caused by these items; the impact of Russia's invasion of Ukraine and the global response to this invasion on the global economy, European economy, financial markets, energy markets, currency rates and our ability to supply product to, or through, affected countries; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies or interest rates that would decrease our net sales and earnings; our existing and future variable rate indebtedness and associated interest expense is impacted by rate increases, which could adversely affect our financial health or limit our ability to borrow additional funds; changes in tax laws, examinations by tax authorities, and changes in our geographic composition of income; acquisition-related adverse effects; compliance costs and potential liability in connection with U.S. and foreign laws and health care regulations pertaining to privacy and security of personal information; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development, distribution facilities or raw material supply chain; market consolidation of large customers globally through mergers or acquisitions resulting in a larger proportion or concentration of our business being derived from fewer customers; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry, including the contact lens industry specifically and the medical device or pharmaceutical industries generally, including but not limited to the EU Medical Devices Regulation (MDR), and the EU In Vitro Diagnostic Medical Devices Regulation (IVDR); legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement, contractual disputes, or other litigation; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies, including but not limited to, technological advances by competitors, new products and patents attained by competitors, and competitors' expansion through acquisitions; reduced sales, loss of customers and costs and expenses related to product recalls and warning letters; failure to receive, or delays in receiving, regulatory approvals or certifications for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third-party payors for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill, other intangible assets and idle manufacturing facilities and equipment; the success of our research and development activities and other start-up projects; dilution to earnings per share from acquisitions or issuing stock; impact and costs incurred from changes in accounting standards and policies; risks related to environmental laws and requirements applicable to our facilities and products, including evolving regulations regarding the use of hazardous substances or chemicals in our products; risks related to environmental, social and corporate governance (ESG) issues, including those related to climate change and sustainability; and other events described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022, as such Risk Factors may be updated in annual and quarterly filings.
We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Contact:
Kim Duncan
Vice President, Investor Relations and Risk Management
925-460-3663
ir@cooperco.com

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	April 30, 2023	October 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$111.9	$138.2
Trade receivables, net	564.7	557.8
Inventories	699.0	628.7
Other current assets	223.7	208.9
Total current assets	1,599.3	1,533.6
Property, plant and equipment, net	1,489.8	1,432.9
Goodwill	3,660.0	3,609.7
Other intangibles, net	1,815.0	1,885.1
Deferred tax assets	2,390.6	2,443.1
Other assets	584.8	587.9
Total assets	$11,539.5	$11,492.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$74.5	$412.6
Accounts Payable	242.4	248.8
Employee compensation and benefits	131.1	152.1
Deferred revenue	119.7	93.6
Other current liabilities	381.4	373.1
Total current liabilities	949.1	1,280.2
Long-term debt	2,565.7	2,350.8
Deferred tax liabilities	139.0	149.9
Long-term tax payable	90.7	113.2
Deferred revenue	182.6	198.3
Accrued pension liability and other	234.4	225.2
Total liabilities	4,161.5	4,317.6
Stockholders’ equity	7,378.0	7,174.7
Total liabilities and stockholders' equity	$11,539.5	$11,492.3

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2023	2022	2023	2022
Net sales	$877.4	$829.8	$1,735.9	$1,616.9
Cost of sales	294.5	297.3	594.5	566.0
Gross profit	582.9	532.5	1,141.4	1,050.9
Selling, general and administrative expense	407.5	322.4	738.4	641.5
Research and development expense	32.6	26.3	64.2	52.4
Amortization of intangibles	46.5	51.1	93.0	93.4
Operating income	96.3	132.7	245.8	263.6
Interest expense	26.1	10.8	52.2	17.4
Other expense (income), net	4.6	(41.8)	5.9	(39.4)
Income before income taxes	65.6	163.7	187.7	285.6
Provision for income taxes	25.8	37.1	63.3	63.8
Net income	$39.8	$126.6	$124.4	$221.8

Earnings per share - diluted	$0.80	$2.55	$2.5	$4.45

Number of shares used to compute diluted earnings per share	49.8	49.7	49.7	49.8